CUMBERLAND PHARMACEUTICALS REPORTS
31.1% FOURTH QUARTER 2025 REVENUE GROWTH
Cumberland to highlight 2025 financial, international, portfolio and clinical progress
 NASHVILLE, Tenn. (Tuesday, March 3, 2026) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined net revenues of $13.7 million during the fourth quarter of 2025, a 31% increase over the prior year period.
Net revenues for the full year 2025 were $44.5 million an 18% increase over the prior year period, achieving the company’s target of double digit revenue growth. Cumberland ended the year with $76.8 million in total assets, $52.3 million in liabilities and $24.9 million of shareholders’ equity.
The net loss for 2025 was $2.9 million, which was an improvement of $3.6 million from the prior year. When noncash items are added back the Adjusted Earnings for the full year were $1.7 million, a $2.7 million improvement over the prior year. In addition, cashflow from operations was $4.9 million in 2025 representing a $5.5 million increase over 2024.
“We are pleased with Cumberland’s strong financial performance in 2025, and the progress made across our commercial and development portfolio,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “We delivered solid revenue growth, expanded our international presence, strengthened our commercial platform with the addition of Talicia® and achieved important reimbursement and clinical milestones. These accomplishments reflect the strength of our strategy and position Cumberland for continued growth as we work together to provide unique products that improve the quality of patient care.”

2025 HIGHLIGHTS INCLUDE:
International Expansion
In February 2025, Cumberland announced that its Vibativ® product received approval from the regulatory authorities in China, the world’s second-largest pharmaceutical market. The announcement follows an agreement that provides SciClone Pharmaceuticals with the exclusive rights to register, promote and distribute the product to patients in the Chinese market.
In September 2025, Cumberland announced the launch of Vibativ in Saudi Arabia. The product launch follows an agreement with Tabuk Pharmaceutical Manufacturing Company to introduce Vibativ into the Middle East. The arrangement provided Tabuk exclusive rights to distribute Vibativ in Saudi Arabia and Jordan, with the option to expand into other countries in the region. Tabuk has obtained the final approvals needed to commercialize Vibativ in Saudi Arabia.
In October 2025, Cumberland’s ibuprofen injection product received regulatory approval in Mexico. The company previously announced its partnership with PiSA Farmaceutica, a well-established Mexican pharmaceutical firm. Under the agreement, PiSA is provided with the exclusive supply and distribution rights for the ibuprofen product in the Mexican market while Cumberland provides regulatory and manufacturing support. PiSA plans to introduce the product, making it accessible for a variety of clinical uses in Mexican healthcare facilities.
Expanded Commercial Portfolio
In October 2025, Cumberland announced arrangements with RedHill Biopharma Ltd. to jointly commercialize Talicia®, marking the latest addition to its commercial product portfolio. The FDA-approved oral capsule is indicated for the treatment of Helicobacter pylori (H. pylori) infection in adults, a bacterial infection and leading risk factor for gastric cancer.
Through a co-commercialization agreement, Cumberland assumed responsibility for the distribution and sale of Talicia in the U.S. Cumberland records Talicia product sales and equally shares Talicia’s net revenues. Cumberland will provide an annual investment to cover certain distribution, marketing and sales costs. Leveraging its established field sales division, Cumberland leads the sales promotion for Talicia with the goal to increase the number of patients who benefit from the treatment.
Talicia is the only all-in-one treatment containing omeprazole, amoxicillin and rifabutin, and is now recommended as a first-line therapy in the American College of Gastroenterology (ACG) clinical guidelines. Talicia is patent protected through 2042 and received eight years of U.S. market exclusivity under its Qualified Infectious Disease Product (QIDP) designation.

CMS Establishes Reimbursement for Caldolor® Through Permanent J-Code
Caldolor® received a key reimbursement milestone with the establishment of its permanent J-code, J1741, in December 2025. The J-Code is now officially linked to a CMS reimbursement price. This designation enables healthcare providers to access a clearly defined and reimbursable pathway for Caldolor, supporting its continued adoption across hospital and clinical settings.
As the nation continues to address the opioid crisis, Caldolor offers an important non-opioid option for managing pain and fever. The availability of CMS reimbursement through J1741 enhances provider access to this therapy, supporting safer pain management strategies and helping reduce reliance on opioid medications.
This reimbursement milestone reinforces Caldolor’s role as a clinically proven, non-opioid alternative and strengthens its position within hospital protocols and opioid-sparing treatment initiatives. It also supports broader access for patients while advancing efforts to improve outcomes and promote responsible pain management.
Clinical Top-Line Study Results
In early 2025, Cumberland announced positive top-line results from its FIGHT DMD clinical trial. The study evaluated ifetroban, a novel oral therapy for Duchenne muscular dystrophy (DMD) heart disease – the leading cause of death in DMD patients. It marks a breakthrough for these patients, as it is the first successful Phase II study specifically targeting the cardiac complications of their condition. Ifetroban has been studied in over 1,400 subjects across multiple clinical trials, demonstrating a well-established safety profile.
The trial enrolled 41 DMD patients who received either low dose ifetroban (150 mg per day), high dose ifetroban (300 mg per day) or placebo. The study's primary endpoint was an improvement in the heart's left ventricular ejection fractions (LVEF). Key findings included:
•High dose ifetroban treatment resulted in an overall 3.3% improvement in LVEF.
•The high dose ifetroban group showed an increase in 1.8% in LVEF, while the study placebo group showed an expected decline in LVEF of 1.5%.
•When compared with propensity matched natural history controls, the difference was even more pronounced, with the high dose treatment providing a significant 5.4% overall improvement in LVEF, as the control patients experienced a 3.6% decline in LVEF.
•Both doses of ifetroban were well-tolerated, with no serious drug-related events.
The top-line FIGHT DMD study findings were selected for a late-breaking presentation at the Muscular Dystrophy Association’s Clinical & Scientific Conference in March 2025 and they were presented at the Parent Project Muscular Dystrophy Annual Conference in June 2025.
Cumberland held two meetings with the FDA to discuss the study results and remaining development path forward. This DMD program received Orphan Drug and Rare Pediatric Disease designation from the FDA in late 2024. In addition, the FDA also provided Fast Track Designation for the Program in early 2026.

FINANCIAL RESULTS:
Net Revenue: For 2025, net revenues were $44.5 million and included $10.5 million for Kristalose®, $11.9 million for Sancuso®, $9.5 million for Vibativ®, $4.7 million for Caldolor® and $3.3 million for Talicia®.
Operating Expenses: Total operating expenses for 2025 were $47.3 million.
Net Income (Loss): The net loss for 2025 was $2.9 million, an improvement of $3.6 million over the prior year.
Adjusted Earnings: Adjusted earnings for 2025 were $1.7 million, a $2.7 million improvement over 2024.
Balance Sheet: On December 31, 2025, Cumberland had $76.8 million in total assets, including $11.4 million in cash and cash equivalents. Liabilities totaled $52.3 million, including $5.2 million on the company’s credit facility, which represented a reduction of $10 million in debt, compared to the end of 2024. Total shareholders’ equity was $24.9 million on December 31, 2025.
EARNINGS REPORT CALL:
A conference call will be held today, March 3, 2026, at 4:30 p.m. Eastern Time to provide a company update and discuss the financial results.
The link to register is https://register-conf.media-server.com/register/BI6effc1a9cae9445f9bb0d60817870ffa.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/w5m9usns.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments. The company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections; and
•Talicia® (omeprazole, amoxicillin and rifabutin) oral capsule, for the treatment of H. pylori infection.
The company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis and Pulmonary Fibrosis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the links to the individual product websites, which can be found on the company’s website at www.cumberlandpharma.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and the management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other non-steroidal anti-inflammatory drugs (NSAIDs) as well as patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can prevent CINV for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
About Talicia®
Talicia® is an FDA approved oral capsule for the treatment of Helicobacter pylori (H. pylori) infection in adults, a bacterial infection of the stomach and leading risk factor for gastric cancer. Talicia is listed as a first line option in the 2024 ACG Guideline for the treatment of H. pylori and features three key advantages: 1) high eradication rates - >90% in confirmed adherent patients, 2) the simplicity of an all-in-one capsule, and 3) low resistance to the two antibiotics - amoxicillin and rifabutin. For more information, please visit www.talicia.com.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” "goal", “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include macroeconomic conditions, including changes in interest rates, inflation, tariffs, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the Company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Emily Kent
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(540) 621-5448

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2025 and 2024
(Unaudited)

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$11,444,693	$17,964,184
Accounts receivable, net	16,944,780	11,701,466
Inventories, net	6,225,518	3,999,995
Prepaid and other current assets	2,445,276	2,786,513
Total current assets	37,060,267	36,452,158
Non-current inventories	9,253,090	11,005,499
Property and equipment, net	264,724	277,365
Intangible assets, net	14,027,921	17,973,449
Goodwill	914,000	914,000
Operating lease right-of-use assets	8,343,832	6,176,923
Investment in co-commercialization	3,986,780	—
Other assets	2,973,378	2,784,016
Total assets	$76,823,992	$75,583,410

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,567,546	$13,914,266
Operating lease current liabilities	467,774	356,508
Revolving line of credit - current	—	5,100,000
Other investment liabilities	5,074,504	—
Other current liabilities	12,635,095	12,250,955
Total current liabilities	36,744,919	31,621,729
Revolving line of credit - long term	5,240,733	10,176,170
Operating lease non-current liabilities	4,471,965	4,939,739
Other long-term liabilities	5,822,153	6,299,795
Total liabilities	52,279,770	53,037,433
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 14,956,627 and 13,952,624 shares issued and outstanding as of December 31, 2025 and 2024, respectively	51,684,381	46,821,425
Accumulated deficit	(26,804,059)	(23,967,931)
Total shareholders’ equity	24,880,322	22,853,494
Noncontrolling interests	(336,100)	(307,517)
Total equity	24,544,222	22,545,977
Total liabilities and equity	$76,823,992	$75,583,410

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,			Years ended December 31,
	2025		2024	2025	2024
Net revenues	$13,678,651		$10,435,569	$44,521,431	$37,867,945
Costs and expenses:
Cost of products sold	2,241,344		1,976,473	6,667,207	6,585,972
Selling and marketing	6,208,695		4,222,554	19,098,153	17,023,023
Research and development	1,549,656		1,292,671	5,566,498	4,816,206
General and administrative	4,036,913		3,326,466	11,946,909	11,126,901
Amortization and impairment	1,013,245		1,459,444	4,034,657	4,748,252
Total costs and expenses	15,049,853		12,277,608	47,313,424	44,300,354
Operating loss	(1,371,202)		(1,842,039)	(2,791,993)	(6,432,409)
Interest income	91,967		106,667	476,748	334,444
Equity in loss of investee	(13,220)		—	(13,220)	—
Other income - gain on insurance proceeds	—		—	—	237,089
Interest expense	(112,942)		(223,261)	(495,990)	(605,508)
Loss before income taxes	(1,405,397)		(1,958,633)	(2,824,455)	(6,466,384)
Income tax (expense) benefit	(23,245)		56,996	(40,256)	22,669
Net loss	(1,428,642)		(1,901,637)	(2,864,711)	(6,443,715)
Net (income) loss at subsidiary attributable to noncontrolling interests	16,950		(2,177)	28,583	(36,055)
Net loss attributable to common shareholders	$(1,411,692)	0	$(1,903,814)	$(2,836,128)	$(6,479,770)

Loss per share attributable to common shareholders:
Basic	$(0.09)		$(0.14)	$(0.19)	$(0.46)
Diluted	(0.09)		(0.14)	(0.19)	(0.46)
Weighted-average common shares outstanding:
Basic	14,956,627		13,971,228	14,854,619	14,060,272
Diluted	14,956,627		13,971,228	14,854,619	14,060,272

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2025 and 2024
(Unaudited)

	2025	2024
Cash flows from operating activities:
Net loss	$(2,864,711)	$(6,443,715)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization expense	4,145,201	4,902,560
Amortization of operating lease right-of-use asset	1,140,738	1,140,738
Loss on co-commercialization investment	13,220	—
Disposal of assets	—	2,691
Stock-based compensation	408,320	301,895
Increase (decrease) in non-cash contingent consideration	46,569	(1,460,804)
Increase in cash surrender value of life insurance policies over premiums paid	(142,927)	(139,953)
Noncash interest expense	23,185	28,313
Life insurance proceeds	—	(237,089)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(5,243,314)	(1,943,290)
Inventories, net	2,242,616	2,408,397
Other current assets and other assets	(231,829)	189,112
Operating lease liabilities	(836,100)	1,784,089
Accounts payable and other current liabilities	6,709,196	(991,359)
Other long-term liabilities	(477,642)	(153,771)
Net cash provided by (used in) operating activities	4,932,522	(612,186)
Cash flows from investing activities:
Additions to property and equipment	(97,903)	(66,461)
Additions to intangible assets	(84,402)	(113,253)
Net investment in manufacturing	(2,477,192)	—
Other investment	(2,000,000)	—
Increase in cash surrender value of life insurance policies	(47,000)	—
Life insurance policy proceeds received	—	237,556
Net cash provided by (used in) investing activities	(4,706,497)	57,842
Cash flows from financing activities:
Borrowings on line of credit	—	38,488,920
Payments on line of credit	(10,035,437)	(35,996,894)
Proceeds from ATM offering, net	5,266,334	—
Payments made in connection with repurchase of common shares	(263,478)	(579,049)
Cash settlement of contingent consideration	(1,712,935)	(1,716,073)
Net cash provided by (used in) financing activities	(6,745,516)	196,904
Net decrease in cash and cash equivalents	(6,519,491)	(357,440)
Cash and cash equivalents, beginning of year	17,964,184	18,321,624
Cash and cash equivalents, end of year	$11,444,693	$17,964,184

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2025	2025	2024	2024
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(1,411,692)	$(0.09)	$(1,903,814)	$(0.14)
Less: Net loss (income) at subsidiary attributable to noncontrolling interests	16,950	—	(2,177)	—
Net loss	(1,428,642)	(0.09)	(1,901,637)	(0.14)
Adjustments to net loss
Income tax benefit	23,245	—	(56,996)	—
Depreciation and amortization	1,041,895	0.07	1,496,394	0.11
Share-based compensation (a)	172,160	0.01	74,812	0.01
Interest income	(91,967)	(0.01)	(106,667)	(0.01)
Interest expense	112,942	0.01	223,261	0.02
Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share	$(170,367)	$(0.01)	$(270,833)	$(0.02)

Diluted weighted-average common shares outstanding:		14,956,627		13,971,228

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$285,184	$0.02	$285,184	$0.02

	Year ended December 31,		Year ended December 31,
	2025	2025	2024	2024
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(2,836,128)	$(0.19)	$(6,479,770)	$(0.46)
Less: Net loss (income) at subsidiary attributable to noncontrolling interests	28,583	—	(36,055)	—
Net loss	(2,864,711)	(0.19)	(6,443,715)	(0.46)
Adjustments to net loss
Income tax (benefit) expense	40,256	—	(22,669)	$—
Depreciation and amortization	4,145,201	0.27	4,902,560	$0.35
Share-based compensation (a)	408,320	0.03	301,895	$0.02
Interest income	(476,748)	(0.03)	(334,444)	$(0.02)
Interest expense	495,990	0.03	605,508	$0.04
Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share	$1,748,308	$0.12	$(990,865)	$(0.07)

Diluted weighted-average common shares outstanding:		15,145,309		14,060,272

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$1,140,738	$0.08	$1,140,738	$0.08

The Company provided the above adjusted supplemental financial performance measures, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland’s management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company’s operating results. Management believes that presenting these supplemental measures provides useful information about the Company’s underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company’s operating performance.
The Company defines these supplemental financial measures as follows:
•Adjusted Earnings: Net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the straight line reduction in carrying value of right-of-use assets.

•Adjusted Diluted Earnings Per Share: Adjusted loss divided by diluted weighted-average common shares outstanding.